Exhibit 99.1

Ascent Industries Announces Upcoming Investor Conference Schedule

Schaumburg, Illinois, April 21, 2025 – Ascent Industries Co. (Nasdaq: ACNT) (“Ascent” or the “Company”), an industrial company focused on the production of specialty chemicals and industrial tubular products, will participate in several upcoming investor conferences to discuss the Company's achievements regarding its stabilization and optimization initiatives as well as its recent divestiture within its tubular products segment.

The following are the Company’s currently scheduled investor marketing events through May 2025:

Planet MicroCap Showcase
When: April 23-24, 2025
Format: Presentation and one-on-one/group meetings
Presentation Date and Time: Wednesday, April 23 at 4:30 pm PT
Webcast

Oppenheimer 20th Annual Industrial Growth Conference
When: May 5-8, 2025
Format: Presentation and one-on-one/group meetings
Presentation Date and Time: Monday, May 5 at 10:30 am ET
Webcast

“Following a year of stabilizing our foundation and delivering healthy earnings growth, we are positioned for growth and believe the Ascent story is beginning to resonate with a broader investor audience,” said Ascent President and CEO Bryan Kitchen. “Over the coming weeks, we look forward to meeting with the investor community to review our recent divestiture within our tubular products segment and discuss our go-forward focus on maintaining operational discipline while driving profitable growth through our specialty chemicals segment.”

For more information or to schedule a meeting, please contact the Company’s investor relations team at ACNT@gateway-grp.com.

About Ascent Industries Co.
Ascent Industries Co. (Nasdaq: ACNT) is a company that engages in a number of diverse business activities including the production of specialty chemicals and industrial tubular products. For more information about Ascent, please visit its website at www.ascentco.com.

Forward-Looking Statements
This press release may include "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and other applicable federal securities laws. All statements that are not historical facts are forward-looking statements. Forward looking statements can be identified through the use of words such as "estimate," "project," "intend," "expect," "believe," "should," "anticipate," "hope," "optimistic," "plan," "outlook," "should," "could," "may" and similar expressions. The forward-looking statements are subject to certain risks and uncertainties which could cause actual results to differ materially from historical results or those anticipated. Readers are cautioned not to place undue reliance on these forward-looking statements and to review the risks as set forth in more detail in Ascent Industries Co.’s Securities and Exchange Commission filings, including our Annual Report on Form 10-K, which filings are available from the SEC or on our website. Ascent Industries Co. assumes no obligation to update any forward-looking information included in this release.

Company Contact
Ryan Kavalauskas
Chief Financial Officer
1-630-884-9181

Investor Relations
Ralph Esper
Gateway Group, Inc.
1-949-574-3860
ACNT@gateway-grp.com

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